CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


                          ----------------------------


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11, of our reports dated July 15, 2003 relating to the balance sheets as of July 15, 2003 of WNC Housing Tax Credit Fund VI, L.P., Series 11 and WNC National Partners, LLC, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                RESNICK FEDDER & SILVERMAN




Bethesda, Maryland
September 3, 2003